Exhibit 99.1


                                                  Citizens Communications
                                                  3 High Ridge Park
                                                  Stamford, CT 06905
                                                  203.614.5600
                                                  www.czn.com




FOR IMMEDIATE RELEASE

Contact:
Brigid M. Smith
AVP, Corporate Communications
(203) 614-5042
bsmith@czn.com

            Citizens Communications Declares Second Quarter Dividend

Stamford, Conn., May 18, 2007 - Citizens Communications Company (NYSE:CZN) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on June 29, 2007 to holders of record of common stock at the close of business on June 9, 2007.

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